UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2011
Date of Report (Date of earliest event reported)

Red Rock Pictures Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-108690	98-0441032
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

6019 Olivas Park Drive, Suite C
Ventura, California 93003
(Address of principal executive offices) (Zip Code)

805-650-6749 (Registrant’s telephone number, including area code)

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 30, 2011, Red Rock Pictures Holdings, Inc. (the “Company”) issued 3,000,000 shares of its common stock, $0.001, par value per share (the “Common Stock”) to Crisnic Fund, S.A., a Costa Rican investment company (“Crisnic”) pursuant to a letter of intent  entered into on August 20, 2010. Such Common Stock was not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that Crisnic was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that Crisnic was acquiring the Common Stock, for investment purposes for its own account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that Crisnic understood that the shares of Common Stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of the Registrant

Reference is made to the disclosure set forth under Item 3.01 of this report, which disclosure is incorporated herein by reference.

As a result of the issuance of Common Stock, Crisnic owns approximately 74.5% of our total outstanding shares of common stock and the total voting power of all of our outstanding voting securities.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
10.1	Crisnic Fund Letter of Intent (Incorporated by reference to Form 8-K filed on September 10, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Red Rock Pictures Holdings, Inc.

/s/ Reno Rolle
Reno Rolle Chief Executive Officer

Dated: April 5, 2011